Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-34193, 333-24809 and 333-00362.



/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP



Boston, Massachusetts
March 29, 1999